Exhibit 5.1

Akerman Senterfitt

One Southeast Third Avenue

Suite 2500

Miami, FL 33131-1714

Tel: 305.374.5600

Fax: 305.374.5095

April 5, 2013

Summit Financial Services Group, Inc.

595 South Federal Highway

Suite 500

Boca Raton, FL 33432

Re:	Summit Financial Services Group, Inc. / Form S-8 Registration Statement

Ladies and Gentlemen:

We have acted as counsel to Summit Financial Services Group, Inc., a Florida corporation (the “Corporation”), in connection with the preparation of the Registration Statement on Form S-8 (the “Registration Statement”) filed by the Corporation with the Securities and Exchange Commission (“Commission”) on or about the date hereof pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the offering of up to an additional 5,000,000 shares, par value $.0001 per share (the “Shares”) of the Corporation’s authorized but unissued common stock (the “Common Stock”) that may be issued by the Corporation upon the grant and/or exercise of awards, including options, which have or may be granted under the Corporation’s 2006 Incentive Compensation Plan, as amended (the “Plan”).

This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection therewith, we have examined and relied upon the original or a copy, certified to our satisfaction, of (i) the Certificate of Incorporation and Bylaws of the Corporation, each as amended to the date hereof; (ii) records of corporate proceedings of the Corporation related to the Plan, (iii) the Registration Statement and exhibits thereto; and (iv) such other documents and instruments as we have deemed necessary for the expression of the opinions herein contained. In making the foregoing examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to various questions of fact material to this opinion, we have relied, to the extent we

BOCA RATON   DALLAS   DENVER   FORT LAUDERDALE   JACKSONVILLE   LAS VEGAS   LOS ANGELES   MADISON   MIAMI   NAPLES

NEW YORK    ORLANDO   PALM BEACH  SALT LAKE CITY  TALLAHASSEE  TAMPA  TYSONS CORNER  WASHINGTON, D.C.  WEST PALM BEACH

Summit Financial Services Group, Inc.

April 5, 2013

deemed reasonably appropriate, upon representations of officers or directors of the Corporation and upon documents, records, and instruments furnished to us by the Corporation, without independently checking or verifying the accuracy of such documents, records, and instruments.

Based upon the foregoing examination, we are of the opinion that: (i) the Shares have been duly authorized, and, (ii) when the Shares have been paid for in accordance with the terms and conditions of the Plan (and any agreements or certificates issued in accordance with the Plan), such Shares will be validly issued, fully paid and nonassessable.

This opinion letter speaks only as of the date hereof. We assume no obligation to update or supplement this opinion letter if any applicable laws change after the date of this opinion letter or if we become aware after the date of this opinion letter of any facts, whether existing before or first arising after the date hereof, that might change the opinion expressed above.

This opinion letter is furnished in connection with the filing of the Registration Statement and may not be relied upon for any other purpose without our prior written consent in each instance. Further, no portion of this letter may be quoted, circulated or referred to in any other document for any other purpose without our prior written consent.

We hereby consent to the filing of this opinion letter with the Commission in connection with the filing of the Registration Statement referred to above. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission issued thereunder.

Respectfully yours,

/s/ AKERMAN SENTERFITT